UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): March 3, 2006


                            First United Corporation
             (Exact name of registrant as specified in its charter)


          Maryland                          0-14237             52-1380770
          --------                          -------             ----------
 (State or other jurisdiction of          (Commission         (IRS Employer
 incorporation or organization)           file number)       Identification No.)


                 19 South Second Street, Oakland, Maryland 21550
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (301) 334-9471
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      (b)   Departure of Principal Officer.

      The information required by this item is incorporated herein by reference to the information contained below in Item 5.02(c) of this report.

      (c)   Appointment of Principal Officer.

            On March 3, 2006, First United Corporation (the "Corporation") and its wholly-owned subsidiary First United Bank & Trust (the "Bank" and, together with the Corporation, "First United") announced that First United and its Senior Vice President and Chief Operating Officer, Phillip D. Frantz, have agreed to terminate Mr. Frantz's employment relationship with First United. Jason Rush has been appointed as Mr. Frantz's successor and will serve in the capacity of Vice President and Director of Operations.

            Mr. Rush, who is 35 years old, has worked for First United since 1993 in the following capacities: Management Trainee/Compliance from October 1993 to July 1995; Assistant Compliance Officer from July 1995 to March 1997; Customer Service Officer from March 1997 to April 2001; Grantsville Community Office Manager from August 1998 through April 2001; Assistant Vice President and Oakland/Mid Towns Community Office Manager from April 2001 to May 2002; Assistant Vice President and Oakland/Mid Towns Community Office Manager and Cash Manager Department Manager from June 2002 through May 2004;Vice President and Oakland/Mid Towns Community Office Manager and Cash Manager Department Manager from May 2004 to December 2004; and Vice President and Region 1 and 2 Retail Area Manager/Cash Manager Department Manager from January 2005 to February 2006.

            Remuneration paid to Mr. Rush in 2005 for services rendered to First United was $101,394, which included an annual salary, incentive pay, a bonus, imputed income related to premiums paid for group life insurance and bank owned life insurance, and contributions to the First United 401(k) plan. In connection with his appointment as Vice President and Director of Operations, it is contemplated that Mr. Rush will receive an annual salary of $92,700, be eligible for up to $15,000 in incentive compensation, be eligible for a bonus of up to $5,000, receive matching contributions to his 401(k) plan account, and remain eligible to participate in First United's bank owned life insurance program (death benefit is currently $25,000) and its group life insurance program (two times annual salary) available to all First United employees (in each case, subject to all vesting and other requirements of the plan or program).

            Transactions between First United and Mr. Rush and his related interests during 2005 other than the remuneration discussed above have been limited to loans from the Bank to him and members of his immediate family and their related interests. The Bank periodically engages in banking transactions in the ordinary course of its business with officers of First United and their related interests on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with non-affiliated persons. The Bank makes every attempt to structure these extensions of credit so that they do not involve more than the normal risk of collectability or present other unfavorable features. Loan transactions in excess of $60,000 to which Mr. Rush or his related interests were a party during 2005 were as follows: two draws totaling $80,000 on a home equity line of credit extended to Mr. Rush's parents; and two draws totaling $140,000 on a contruction mortgage loan extended to Mr. Rush's brother. It is likely that Rush Services LLC, an entity owned by Mr. Rush's parents, will apply for a $750,000 commercial mortgage loan from the Bank in the second quarter of 2006, which loan application would be subject to all of the underwriting and other approval requirements typically required for that type of transaction.


                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             FIRST UNITED CORPORATION



Dated:  March 3, 2006               By:      /s/ Robert W. Kurtz
                                             -----------------------------------
                                             Robert W. Kurtz
                                             President and Chief Risk Officer